Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-202816, 333-230267, 333-236890, 333-272507 and 333-293488) on Form S-8 and in the registration statement (No. 333-276694) on Form S-3ASR of our report dated February 23, 2026, with respect to the consolidated financial statements of Ryerson Holding Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois

February 23, 2026